Exhibit 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-87255), Registration Statement on Form S-8 (No. 333-110750) and Registration Statement on Form S-8 (No. 333-114945) of Zones, Inc. (formerly Multiple Zones International, Inc.) of our report dated February 28, 2005 relating to the financial statements, and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Seattle, Washington
February 28, 2005